Exhibit 99.01
Cadence Reports Second Quarter 2021 Financial Results
SAN JOSE, Calif. — July 26, 2021 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the second quarter of 2021.

Cadence reported second quarter 2021 revenue of $728 million, compared to revenue of $638 million for the same period in 2020. On a GAAP basis, Cadence achieved operating margin of 25 percent and recognized net income of $156 million, or $0.56 per share on a diluted basis, in the second quarter of 2021, compared to operating margin of 24 percent and net income of $131 million, or $0.47 per share on a diluted basis for the same period in 2020.

Using the non-GAAP measure defined below, operating margin for the second quarter of 2021 was 39 percent and net income was $238 million, or $0.86 per share on a diluted basis, compared to operating margin of 35 percent and net income of $185 million, or $0.66 per share on a diluted basis, for the same period in 2020.

“Cadence delivered outstanding financial results for the second quarter on broad based customer demand as the Cadence team continues to execute exceedingly well.” said Lip-Bu Tan, chief executive officer. “Generational drivers are fueling strong design activity and our ISD strategy coupled with a strong innovation engine that has led to introducing eight significant new products so far this year, positions us extremely well to delight our customers and accelerate growth.”

“Cadence exceeded all of its key financial metrics for the second quarter and as a result we are raising our outlook for the year,” said John Wall, senior vice president and chief financial officer.
CFO Commentary
Commentary on the second quarter 2021 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the third quarter of 2021, the company expects total revenue in the range of $730 million to $750 million. Third quarter GAAP operating margin is expected to be approximately 23 percent and GAAP net income per diluted share is expected to be in the range of $0.48 to $0.50. Using the non-GAAP measure defined below, operating margin is expected to be approximately 34 percent and net income per diluted share is expected to be in the range of $0.74 to $0.76.
For 2021, the company expects total revenue in the range of $2.925 billion to $2.965 billion. On a GAAP basis, operating margin is expected to be in the range of 24.5 percent to 25.25 percent and GAAP net income per diluted share for 2021 is expected to be in the range of $2.15 to $2.21. Using the non-GAAP measure defined below, operating margin for 2021 is expected to be in the range of 36 percent to 36.75 percent and net income per diluted share for 2021 is expected to be in the range of $3.14 to $3.20.
Our fiscal years are 52- or 53-week periods ending on the Saturday closest to December 31. Fiscal 2021 will be a 52-week fiscal year. Fiscal 2020 was a 53-week fiscal year, with an additional week in our fourth quarter of 2020.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, Anirudh Devgan, president and John Wall, senior vice president and chief financial officer, will host the second quarter 2021 financial results audio webcast today, July 26, 2021, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 26, 2021 at 5 p.m. (Pacific) and ending September 17, 2021 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications, including consumer, hyperscale computing, 5G communications, automotive, mobile, aerospace, industrial and healthcare. For seven years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2021 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (ix) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	July 3, 2021	June 27, 2020
	(unaudited)
GAAP operating margin as a percent of total revenue	25%	24%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring and other credits	0%	0%
Non-qualified deferred compensation expenses	0%	1%
Special charges*	4%	0%
Non-GAAP operating margin as a percent of total revenue	39%	35%

*	Q2 2021 includes costs related to a voluntary retirement program.

Net Income Reconciliation	Three Months Ended
	July 3, 2021	June 27, 2020
(in thousands)	(unaudited)
Net income on a GAAP basis	$155,900	$131,288
Stock-based compensation expense	50,518	46,907
Amortization of acquired intangibles	17,262	16,074
Acquisition and integration-related costs	5,631	5,315
Restructuring and other credits	(469)	(275)
Non-qualified deferred compensation expenses	2,411	3,618
Special charges*	26,832	270
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(1,774)	(2,797)
Income tax effect of non-GAAP adjustments	(18,023)	(15,786)
Net income on a non-GAAP basis	$238,288	$184,614

*	Q2 2021 includes costs related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	July 3, 2021	June 27, 2020
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.56	$0.47
Stock-based compensation expense	0.18	0.17
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.02	0.02
Restructuring and other credits	—	—
Non-qualified deferred compensation expenses	0.01	0.01
Special charges*	0.10	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.06)
Diluted net income per share on a non-GAAP basis	$0.86	$0.66
Shares used in calculation of diluted net income per share	278,558	279,080

*	Q2 2021 includes costs related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 17, 2021, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s third quarter 2021 earnings release is published, which is currently scheduled for October 25, 2021.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 3, 2021 and January 2, 2021
(In thousands)
(Unaudited)

	July 3, 2021	January 2, 2021
Current assets:
Cash and cash equivalents	$847,160	$928,432
Receivables, net	389,986	338,487
Inventories	90,479	75,956
Prepaid expenses and other	129,442	135,712
Total current assets	1,457,067	1,478,587
Property, plant and equipment, net	301,979	311,125
Goodwill	929,525	782,087
Acquired intangibles, net	264,789	210,590
Deferred taxes	729,790	732,290
Other assets	439,398	436,106
Total assets	$4,122,548	$3,950,785
Current liabilities:
Accounts payable and accrued liabilities	$340,607	$349,951
Current portion of deferred revenue	586,109	446,857
Total current liabilities	926,716	796,808
Long-term liabilities:
Long-term portion of deferred revenue	98,408	107,064
Long-term debt	347,186	346,793
Other long-term liabilities	233,495	207,102
Total long-term liabilities	679,089	660,959
Stockholders’ equity	2,516,743	2,493,018
Total liabilities and stockholders’ equity	$4,122,548	$3,950,785

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended July 3, 2021 and June 27, 2020
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue:
Product and maintenance	$687,884	$601,356	$1,386,938	$1,183,055
Services	40,401	37,062	77,375	73,320
Total revenue	728,285	638,418	1,464,313	1,256,375
Costs and expenses:
Cost of product and maintenance	55,842	55,669	120,748	111,115
Cost of services	20,917	19,546	39,978	38,563
Marketing and sales	135,967	120,476	268,793	246,220
Research and development	285,227	250,821	556,219	492,489
General and administrative	40,333	35,641	80,285	69,233
Amortization of acquired intangibles	5,030	4,590	9,661	8,796
Restructuring and other credits	(469)	(275)	(746)	(1,342)
Total costs and expenses	542,847	486,468	1,074,938	965,074
Income from operations	185,438	151,950	389,375	291,301
Interest expense	(4,316)	(5,914)	(8,533)	(10,551)
Other income, net	2,143	4,630	4,844	96
Income before provision for income taxes	183,265	150,666	385,686	280,846
Provision for income taxes	27,365	19,378	42,617	25,570
Net income	$155,900	$131,288	$343,069	$255,276
Net income per share - basic	$0.57	$0.48	$1.25	$0.93
Net income per share - diluted	$0.56	$0.47	$1.23	$0.91
Weighted average common shares outstanding - basic	273,565	273,432	273,843	273,488
Weighted average common shares outstanding - diluted	278,558	279,080	279,399	279,207

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 3, 2021 and June 27, 2020
(In thousands)
(Unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash and cash equivalents at beginning of period	$928,432	$705,210
Cash flows from operating activities:
Net income	343,069	255,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,799	69,902
Amortization of debt discount and fees	687	512
Stock-based compensation	103,114	93,389
(Gain) loss on investments, net	(795)	4,036
Deferred income taxes	1,710	(1,609)
Provisions for losses on receivables	242	922
ROU asset amortization and change in operating lease liabilities	(2,483)	1,502
Other non-cash items	183	296
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(48,016)	(2,497)
Inventories	(14,527)	11,020
Prepaid expenses and other	7,690	9,910
Other assets	6,991	(17,687)
Accounts payable and accrued liabilities	(14,771)	(11,141)
Deferred revenue	127,286	148,508
Other long-term liabilities	6,639	504
Net cash provided by operating activities	588,818	562,843
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,139)	(43,535)
Cash paid in business combinations, net of cash acquired	(220,660)	(195,118)
Net cash used for investing activities	(251,799)	(238,653)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	350,000
Payment of debt issuance costs	(1,285)	—
Proceeds from issuance of common stock	52,252	43,667
Stock received for payment of employee taxes on vesting of restricted stock	(78,053)	(53,657)
Payments for repurchases of common stock	(392,290)	(175,036)
Net cash provided by (used for) financing activities	(419,376)	164,974
Effect of exchange rate changes on cash and cash equivalents	1,085	(5,188)
Increase (decrease) in cash and cash equivalents	(81,272)	483,976
Cash and cash equivalents at end of period	$847,160	$1,189,186

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2020					2021
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	43%	44%	42%	41%	42%	46%	44%
China	13%	12%	17%	17%	15%	12%	14%
Other Asia	18%	19%	19%	18%	18%	18%	19%
Europe, Middle East and Africa	19%	18%	16%	17%	18%	18%	17%
Japan	7%	7%	6%	7%	7%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2020					2021
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Custom IC Design and Simulation	25%	24%	24%	26%	25%	23%	23%
Digital IC Design and Signoff	29%	28%	27%	31%	29%	27%	28%
Functional Verification, including Emulation and Prototyping Hardware	23%	24%	23%	19%	22%	26%	25%
IP	14%	14%	15%	13%	14%	14%	13%
System Design and Analysis	9%	10%	11%	11%	10%	10%	11%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 26, 2021
(Unaudited)

	Three Months Ending October 2, 2021	Year Ending January 1, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~23%	24.5% - 25.25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7.5%
Amortization of acquired intangibles	2%	2.3%
Acquisition and integration-related costs	1%	0.7%
Restructuring and other credits	0%	0.0%
Non-qualified deferred compensation expenses	0%	0.1%
Special charges*	0%	0.9%
Non-GAAP operating margin as a percent of total revenue†	~34%	36% - 36.75%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 26, 2021
(Unaudited)

	Three Months Ending October 2, 2021	Year Ending January 1, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.48 to $0.50	$2.15 to $2.21
Stock-based compensation expense	0.20	0.79
Amortization of acquired intangibles	0.06	0.24
Acquisition and integration-related costs	0.02	0.08
Restructuring and other credits	—	—
Non-qualified deferred compensation expenses	—	0.01
Special charges*	—	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.02)	(0.21)
Diluted net income per share on a non-GAAP basis†	$0.74 to $0.76	$3.14 to $3.20

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 26, 2021
(Unaudited)

	Three Months Ending October 2, 2021	Year Ending January 1, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$133 to $139	$600 to $616
Stock-based compensation expense	57	220
Amortization of acquired intangibles	17	67
Acquisition and integration-related costs	5	22
Restructuring and other credits	—	(1)
Non-qualified deferred compensation expenses	—	4
Special charges*	—	27
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(5)
Income tax effect of non-GAAP adjustments	(7)	(57)
Net income on a non-GAAP basis†	$205 to $211	$877 to $893

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.